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                                                                   EXHIBIT 99(b)

                                STATE OF ALABAMA
                        JUDICIAL DEPARTMENT CIRCUIT COURT
                  FORTY-FIRST JUDICIAL CIRCUIT - BLOUNT COUNTY
                          CIVIL ACTION NO. CV - 00- 268


M. LEWIS BENSON, ET AL.                                      PLAINTIFFS
vs.
COMMUNITY BANCSHARES, INC., ET AL.                           DEFENDANTS


         ORDER SETTING A NEW DATE FOR A HEARING ON A PROPOSED SETTLEMENT
         ---------------------------------------------------------------

The Court has been informed that the Alabama State Banking Department requires additional time for consideration of the proposed settlement of this action. Because Community Bank cannot enter into a settlement of this case without in advance obtaining the approval in writing of the Alabama State Banking Department and at the request of Alabama State Banking Department and upon a showing of good cause therefor to the Court, it is the ORDER of the Court that:

         (1) CHANGE OF HEARING DATE -- The date previously set for the Court to hear objections, if any, to the proposed settlement and the application of counsel for the derivative plaintiffs for an award of fees and expenses, viz., the 5th day of September, 2003, is changed; THE HEARING WILL BE HELD ON FRIDAY, THE 3RD DAY OF OCTOBER, 2003, AT 10:30, A.M., at the Blount County Courthouse in Oneonta, Alabama. All deadlines established by this Court's previous order dated 11th August, 2003, for action by the Alabama State Banking Department and shareholders of Community Bancshares, Inc., are adjusted forward to conform to the new date set for the hearing.

         (2) NOTICE TO SHAREHOLDERS -- Within five (5) days from the date of this order, Community Bancshares, Inc., will despatch to all of its shareholders of record a copy of this order.

         Done this the 22nd day of August, 2003.

                                           /s/ Robert E. Austin
                                           --------------------
                                           Robert E. Austin
                                           Circuit Judge